                                 EXHIBIT 11.2

                  VITAS - COMPUTATION OF EARNINGS PER SHARE*



                                                Year Ended September 30               Quarter Ended            Nine Months Ended
                                         --------------------------------------   -----------------------   ----------------------
                                           1993          1994          1995        6/30/95       6/30/96     6/30/95      6/30/96
                                         ---------     ----------     ---------   ---------    ----------   ---------    ---------
                                                                  (In thousands, except per share data)
 Net income                              $      76     $    5,141    $  (2,845)   $  (2,817)   $    (170)   $  (2,515)   $     598

 Adjustments to net income
 -------------------------
 9% Preferred Stock dividends               (2,498)        (2,498)      (2,498)        (625)        (625)      (1,875)      (1,875)

 Series B Preferred Stock dividends           (616)        (2,100)      (2,100)        (525)        (525)      (1,575)      (1,575)
 Income from US Government securities            0          1,287            0
                                         ---------     ----------    ---------    ---------    ---------    ---------    ---------
 Net income per common share                (3,038)         1,830       (7,443)      (3,967)      (1,320)      (5,965)      (2,852)

 Income from additional investments
    in US Government securities                  0            132            0            0            0            0            0
                                         ---------     ----------    ---------    ---------    ---------    ---------    ---------
 Net income per fully diluted share      $  (3,038)    $    1,962    $  (7,443)   $  (3,967)   $  (1,320)   $  (5,965)   $  (2,852)
                                         =========     ==========    =========    =========    =========    =========    =========

 Components of weighted average shares
 -------------------------------------
 Weighted average common stock
    outstanding                          5,526,686      4,368,895    4,401,842    4,401,842    4,408,842    4,401,842    4,406,397

 Common stock equivalents                        0      8,141,733            0            0            0            0            0
                                         ---------     ----------    ---------    ---------    ---------    ---------    ---------
 Primary weighted average number
    of common and common stock
    equivalents                          5,526,686     12,510,628    4,401,842    4,401,842    4,408,842    4,401,842    4,406,397

 Additional common stock equivalents             0        332,592            0            0            0            0            0
                                         ---------     ----------    ---------    ---------    ---------    ---------    ---------
 Fully diluted weighted average
    number of common and common
    stock equivalents                    5,526,686     12,843,220    4,401,842    4,401,842    4,408,842    4,401,842    4,406,397
                                         =========     ==========    =========    =========    =========    =========    =========

 Primary earnings per share              $   (0.55)    $     0.15    $   (1.69)   $    (.90)   $    (.30)   $   (1.36)   $    (.65)
                                         =========     ==========    =========    =========    =========    =========    =========

 Fully diluted earnings per share        $   (0.55)    $     0.15    $   (1.69)   $    (.90)   $    (.30)   $   (1.36)   $    (.65)
                                         =========     ==========    =========    =========    =========    =========    =========

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*  Conversion of the Series B Preferred Stock is not assumed in the calculation because its effect is antidilutive. Common Stock equivalents are antidilutive in loss periods.